Exhibit 10.47
AMENDMENT TO UNSECURED CONVERTIBLE NOTE
AND NOTE PURCHASE AGREEMENT
THIS AMENDMENT AGREEMENT (this “Agreement”) dated _July 31__, 2023, is entered into to amend certain documents between Alpine 4 Holdings, Inc., a Delaware corporation (the “Company”), and _Jeffrey Hail__ (the “Note Holder”), related to the Note Holder’s prior loan of funds to the Company. The Company and the Note Holder may each be referred to herein as a “Party” and collectively as the “Parties.”
RECITALS
A.On or around _February 2_, 2023, the Note Holder loaned to the Company the amount set forth on the signature page hereto (the “Original Loan Amount”), pursuant to a Note Purchase Agreement (the “NPA”), and in connection with which, the Company issued an unsecured promissory note in the Original Loan Amount (the “Original Note”).
B.The Company and the Note Holder desire to amend the terms of the Original Note and the NPA, as set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the above recitals, which are incorporated herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Note Holder hereby agree as follows:
1.Amendment to Original Note and NPA; New Maturity Date; No Default.
a.Pursuant to the Original Note, the Original Loan Amount and all accrued and unpaid interest was due 180 days from the issuance date of the Original Note (the “Original Maturity Date”). By entering into this Agreement, the Note Holder acknowledges and agrees to extend the maturity date of the Original Note (the “New Maturity Date”) to that date set forth on the signature page hereto. Additionally, by entering into this Agreement, the Note Holder acknowledges and agrees that any nonpayment by the Company of the Original Loan Amount or any interest accrued thereon by the Original Maturity Date shall not constitute a default pursuant to the terms of the Original Note or the NPA.
b.The New Maturity Date, as set forth on the signature page hereto, shall be the due date for the amounts to be extended pursuant to this Agreement (the “New Repayment Amount”). By entering into this Agreement, the Note Holder acknowledges and agrees that he, she, or it had the opportunity to extend all or part of the Original Principal Amount as well as all or part of the unpaid interest on the Original Principal Amount that had accrued as of the Original Maturity Date, and that the amounts indicated on the signature page hereto shall constitute the New Repayment Amount.
c.The Note Holder further acknowledges and agrees that New Repayment Amount set forth on the signature page hereto is the amount that is to be due and payable by the Company on or before the New Maturity Date.

d.The Note Holder further acknowledges and agrees that the interest rate set forth on the signature page hereto shall be the amount of interest that shall be paid on the New Repayment Amount, and that the interest rate as specified in the Original Note shall not separately accrue on the New Repayment Amount.
2.No Other Amendments. By signing below, the Parties understand, acknowledge, and agree that all other terms of the Original Note and the NPA, except as specifically amended or modified by this Agreement, shall remain of full force and effect. This Agreement, as well as the Original Note and the NPA, as revised and modified by this Agreement, constitute and contain the entire agreement of the Company and the Note Holder and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof. To the extent that there is any conflict between the terms in this Agreement and terms in the Original Note or the NPA, the terms in this Agreement shall control the rights and obligations of the Parties.
3.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to conflicts of law rules.
4.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.
[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.
COMPANY:
ALPINE 4 HOLDINGS, INC.
a Delaware corporation

By:	/s/ Kent Wilson
Name:	Kent Wilson
Its:	Chief Executive Officer
Date:	08-02-2023
NOTE HOLDER:

By:	/s/ Jeffrey Hail

Name:	Jeffrey Hail
Date:	August 1, 2023
ORIGINAL AND REVISED NOTE TERMS

Original Loan Amount:	$65,000

Original Term Interest Rate:	15%

Original Maturity Date:	August 1, 2023

Final Maturity Amount:	$74,750

Payout Amount (if applicable):	$ NONE

New Maturity Date:	01/28/2024

New Term Interest Rate:	15%

New Repayment Amount:	$85,962.50
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